UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2007
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CARMAX, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-31420 (Commission File Number)	54-1821055 (I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway Richmond, Virginia (Address of principal executive offices)	23238 (Zip Code)

Registrant’s telephone number, including area code: (804) 747-0422

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Severance Agreements. On February 14, 2007, CarMax, Inc. (the “Company”) and each of the Company’s executive officers named in the table below (the “Officers”) entered into a CarMax, Inc. Severance Agreement for Executive Officer (each, a “Severance Agreement”), which provides certain terms and conditions of each Officer’s employment by the Company and details the potential payments upon an Officer’s termination or the change-in-control of the Company. Each Severance Agreement supersedes each Officer’s prior employment agreement with the Company. Pursuant to each Severance Agreement, there is no specified employment period for any Officer.

In consideration of each Officer’s provision of his services pursuant to the respective Severance Agreements, the Company shall pay each Officer a base annual salary and a target annual bonus equal to a percentage of each Officer’s base annual salary, which are set forth in the table below. An Officer’s annual bonus is payable in accordance with the terms of his respective Severance Agreement and the CarMax, Inc. Annual Performance-Based Bonus Plan, as amended and restated on April 24, 2006. Additionally, each Officer shall continue to be eligible to participate in: (i) the Company’s 2002 Stock Incentive Plan, as amended and restated on April 24, 2006, and other incentive plans applicable to executive officers; (ii) all Company tax-qualified and nonqualified retirement and deferred compensation plans, policies and programs; and (iii) all Company welfare benefit plans, policies and programs.

During the period of each Officer’s employment and for a period of two years thereafter, each Officer shall be subject to a covenant not to compete and a covenant not to solicit or induce Company employees to leave the Company. Additionally, pursuant to each respective Severance Agreement, during each Officer’s employment and subsequent to the last day of each Officer’s employment with the Company, each Officer agrees to hold in strict confidence and safeguard any and all Protected Information (as defined in each Severance Agreement).

In the event that the Company terminates an Officer’s employment with the Company without Cause (as defined in each Severance Agreement), or an Officer terminates his employment with the Company for Good Reason (as defined in each Severance Agreement), the Company shall provide such Officer with certain termination and severance benefits, including payments totaling two times the sum of such Officer’s base annual salary and last annual bonus, and outplacement services not to exceed $25,000. In the event that a Change in Control or an Asset Sale (each as defined in each Severance Agreement) occurs and the Company terminates an Officer’s employment with the Company (other than for Cause or due to Disability (as defined in each Severance Agreement)), or an Officer terminates his employment with the Company for Good Reason (and in each instance, during the two year period following the Change in Control or Asset Sale), the Company shall provide such Officer with certain termination and severance benefits, including a payment equal to 2.99 times such Officer’s Final Compensation (as defined in each Severance Agreement) and outplacement services not to exceed $25,000.

Officer and Title	Base Annual Salary ($)	Target Annual Bonus (%)
Keith D. Browning Executive Vice President and Chief Financial Officer	561,330	60
Michael K. Dolan Executive Vice President and Chief Administrative Officer	530,145	60
Joseph S. Kunkel Senior Vice President, Marketing and Strategy	498,960	40
Richard M. Smith Senior Vice President and Chief Information Officer	300,000	40

The foregoing description of the Severance Agreements is a summary thereof and is qualified in its entirety by reference to the fully executed Severance Agreements filed herewith as Exhibit 10.1 with respect to Mr. Browning, Exhibit 10.2 with respect to Mr. Dolan, Exhibit 10.3 with respect to Mr. Kunkel and Exhibit 10.4 with respect to Mr. Smith, which are hereby incorporated by reference into this Item 5.02.

On August 1, 2004, CarMax, Inc. and each of Messrs. Browning, Kunkel and Dolan executed a CarMax, Inc. Employment Agreement for Executive Officer. On March 27, 2005, CarMax, Inc. and Mr. Smith executed a CarMax, Inc. Employment Agreement for Executive Officer. All of the foregoing agreements have been terminated, effective February 14, 2007, and superseded by the respective Severance Agreements.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	CarMax, Inc. Severance Agreement for Executive Officer, dated as of February 14, 2007, between CarMax, Inc. and Keith

D. Browning
10.2	CarMax, Inc. Severance Agreement for Executive Officer, dated as of February 14, 2007, between CarMax, Inc. and Michael K. Dolan
10.3	CarMax, Inc. Severance Agreement for Executive Officer, dated as of February 14, 2007, between CarMax, Inc. and Joseph S. Kunkel
10.4	CarMax, Inc. Severance Agreement for Executive Officer, dated as of February 14, 2007, between CarMax, Inc. and Richard M. Smith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC. (Registrant)
Dated: February 21, 2007	By:/s/ John M. Stuckey, III
John M Stuckey, III Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit
10.1	CarMax, Inc. Severance Agreement for Executive Officer, dated as of February 14, 2007, between CarMax, Inc. and Keith D. Browning
10.2	CarMax, Inc. Severance Agreement for Executive Officer, dated as of February 14, 2007, between CarMax, Inc. and Michael K. Dolan
10.3	CarMax, Inc. Severance Agreement for Executive Officer, dated as of February 14, 2007, between CarMax, Inc. and Joseph S. Kunkel
10.4	CarMax, Inc. Severance Agreement for Executive Officer, dated as of February 14, 2007, between CarMax, Inc. and Richard M. Smith